Exhibit 2.n.7

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Registration Statement on Form N-2 (File No. 333-208637) of Gladstone Capital Corporation of our report dated April 30, 2015 relating to the consolidated financial statements of Sunshine Media Group, Inc. as of and for the years ended December 31, 2014 and 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Crowe Horwath LLP

Franklin, Tennessee

December 22, 2016